Exhibit 5.1

August 27, 2026

BranchOut Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

Re: Registration Statement on Form S

Ladies and Gentlemen:

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under Rule 462(b) of the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $425,000 in the aggregate offering amount of additional shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Registration Statement incorporates by reference the Registration Statement on Form S-3, as amended (Registration No. 333-287500) (the “Prior Registration Statement”), which was declared effective on May 27, 2025, including the base prospectus which forms part of the Prior Registration Statement (the “Base Prospectus”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Prior Registration Statement, including the exhibits thereto, the Base Prospectus, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company, and (e) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; (e) the Registration Statement, and any amendments (including post-effective amendments) thereto, will remain effective at the time of issuance of any Shares thereunder; and (f) the Shares will be issued and sold in compliance with applicable federal and state securities laws.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in the manner described in the Registration Statement, the Base Prospectus, and any applicable prospectus supplement to the Registration Statement or Prior Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

L O S A N G E L E S, C A

S A N F R A N C I S C O, C A

W I L M I N G T O N, D E

N E W Y O R K, N Y

H O U S T O N, T X

10100 SANTA MONICA BLVD.

13th FLOOR

LOS ANGELES

CALIFORNIA 90067

SAN FRANCISCO

150 CALIFORNIA STREET

15th FLOOR

SAN FRANCISCO

CALIFORNIA 94111-4500

DELAWARE

919 NORTH MARKET STREET

17th FLOOR

P.O. BOX 8705

WILMINGTON

DELAWARE 19899-8705

NEW YORK

1700 BROADWAY

36th FLOOR

NEW YORK

NEW YORK 10019

HOUSTON

440 LOUISIANA STREET

SUITE 900

HOUSTON

TEXAS 77002

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP
Pachulski Stang Ziehl & Jones LLP